Exhibit 10.108

Amendment # 1 to Loan Agreement

Between

MetaWorks Platforms, Inc. (Formerly CurrencyWorks, Inc.)

And

Fogdog Energy Solutions Inc.

Signed on August 20, 2021

Amendment Effective Date: August 20, 2022

Section 7.1 and 7.2

365 days to be replaced with 863 days which is December 31, 2023

Section 7.3

August 20, 2027, to be replaced with December 31, 2028 All other terms of the August 20, 2021, Loan Agreement remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

Dated: March 15, 2023

MetaWorks Platforms, Inc.		Fogdog Energy Solutions Inc.
(Formerly CurrencyWorks, Inc.)

Per:	/s/ Jimmy Geiskopf	Per:	/s/ Marlon Lee Him
	Jimmy Geiskopf		Marlon Lee Him